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                                                                  EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Prospectus Supplement of Delta Funding Corporation relating to Delta Funding Home Equity Loan Trust 1999-1, of our report dated February 3, 1999, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                      /s/ PricewaterhouseCoopers LLP
                                      ----------------------------------------
                                      PricewaterhouseCoopers LLP


March 25, 1999